UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 26, 2016

Venaxis, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
Master Agreement
On January 26, 2016, Venaxis, Inc. ("Venaxis") entered into a Master Agreement (the "Master Agreement") with Strand Life Sciences Private Limited, an Indian company ("Strand").  The parties entered into the Master Agreement to provide the framework for a series of transactions under which Venaxis would become the majority owner of Strand shares, acquired directly from the Strand shareholders, and the parties would consolidate the operations of the companies with a focus, after the first closing (described below), primarily on the Strand business.  Strand is a global precision medicine company that uses next-generation sequencing ("NGS") and other molecular information technologies aimed at empowering cancer care. The combined company would also work to monetize the intellectual property and other assets making up the Venaxis acute appendicitis diagnostics business.
Share Sale Agreements and Investment Agreements
As part of the transaction, Venaxis entered into Share Sale Agreements and Investment Agreements with individual Strand shareholders, holding more than 90% of the Strand equity shares in the aggregate.  Under each Share Sale Agreement, at a closing Venaxis would purchase, for cash, all shares of Strand owned by such Strand shareholder, and, under the related Investment Agreement, such Strand shareholder would immediately use such cash to acquire shares of Venaxis Common Stock.  The transactions under the Investment Agreements were and will be effected as a private placement of securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act").  At each of the first closing and the second closing, Venaxis will enter into resale registration rights agreements with the Strand shareholders acquiring shares of Venaxis common stock in such closing.  Venaxis intends to file such resale registration statements as soon as practicable under applicable law.
The transactions contemplated by the Share Sale Agreements, Investment Agreements and the Master Agreement will occur in two closings.  The first closing is anticipated to occur promptly after receipt of all required consents and approvals.  The second closing, which is being done to meet certain Indian tax and regulatory requirements, will occur no earlier than October 1, 2016.  The Strand shareholders owning a majority of the Strand shares must participate in the first closing, subject to receipt of all approvals.  The parties have agreed to a drop dead date of April 5, 2016; if all required approvals and consents are not received by that time, either party can terminate the applicable transaction agreements without penalty.
Assuming 100% of the Strand Shareholders (excluding, for this purpose, outstanding shares of Strand owned by the Strand Employee Stock Ownership Plan (the "ESOP")) participate in either of the two closings, after the second closing the Venaxis shareholders immediately prior to the first closing would own 32% of the outstanding Venaxis Common Stock, and the Strand Shareholders, plus the Strand optionholders receiving Venaxis stock options in cancellation of the Strand ESOP Options, would collectively own 68% of the Venaxis Common Stock.
Asset Purchase Agreement
In addition, Strand Genomics, Inc., a Delaware corporation and wholly owned subsidiary of Strand ("SGI"),  and a wholly owned subsidiary of Venaxis have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") pursuant to which the Venaxis subsidiary will acquire substantially all of the assets and assume substantially all of the liabilities of SGI  as of the first closing.  The excluded assets include the cash on hand and the excluded liabilities consist primarily of the intercompany obligations between SGI and Strand.  The purpose of the Asset Purchase Agreement is to centralize the U.S.-based assets, employees, obligations and activities of the combined companies in the United States.

Combined Company Post-Closing
Management of the Combined Company After the First Closing
Effective with and after the first closing, the board of directors and management of the combined company is expected to be as follows:
Name	Current Affiliation
Vijay Chandru, Ph.D.	Strand, Co-founder and Chairman
Susan A. Evans	Venaxis, Director
Douglas Lind	Biomark Capital Management Co. LLC, Managing Director, and Strand, Director
Gail S. Schoettler	Venaxis, Director
Ravi Venkatesan	Venture Partner, Unitus Seed Fund and Strand, Director
David E. Welch	Venaxis, Director
David Wetherell	Biomark Capital Management Co. LLC, Manager, and Strand, Director

Name	Position with Combined Company	Current Position
Stephen T. Lundy	Chief Executive Officer, President	Venaxis, CEO and President and Director
Jeffrey G. McGonegal	Chief Financial Officer and Secretary	Venaxis, CFO and Secretary
Thiru Reddy	Chief Operating Officer	Strand, Chief Financial Officer
Ramesh Hariharan, Ph.D.	Chief Technology Officer	Strand, Chief Technology Officer
Kalyanasundaram Subramanian	Chief Scientific Officer	Strand, Chief Scientific Officer

Biomark Capital Fund IV, L.P. ("Biomark"), the principal shareholder of Strand, will be a substantial shareholder of Venaxis following the first closing.  Following the first closing, Biomark will have the right to select two nominees to be elected to the combined company Board of Directors, who will initially be Douglas Lind and David Wetherell.  Thereafter, subject to continuing to hold at least fifteen percent (15%) of Venaxis Common Stock, Biomark would have the right to nominate two individuals for inclusion in the Venaxis proxy materials to serve as members of the Venaxis Board of Directors.  Once Biomark's beneficial ownership of the outstanding Common Stock falls below fifteen percent (15%), the nomination rights would decrease to one board seat and one board observer right.  The board observer right will cease once Biomark's beneficial ownership of the outstanding Common Stock falls below seven and a half percent (7.5%).  Once Biomark's beneficial ownership of the outstanding Common Stock first falls below five percent (5%), all nomination rights would cease.
Approvals
Venaxis.  Venaxis requires approval from its shareholders for multiple aspects of the proposed transactions, but does not require any regulatory approvals to effect the proposed transactions.  Venaxis will call for and hold a special meeting of its shareholders to seek approval of the contemplated transactions.  Closings under each of the Master Agreement, the Share Sale Agreements, the Investment Agreements and the Asset Purchase Agreement are conditioned upon receipt of Venaxis shareholder approval.
Strand and Strand Shareholders.  Strand does not need to secure any regulatory approvals with respect to the proposed transactions.  Strand and SGI will need to secure certain consents from third parties to contracts in order to consummate the Asset Purchase Agreement.  Certain of the Strand Shareholders, particularly non-Indian resident shareholders, will require regulatory approvals in India in order to effect the applicable Share Sale Agreement and/or Investment Agreement.

The foregoing descriptions of each of the Master Agreement, the Asset Purchase Agreement, and the form of Share Sale Agreements and Investment Agreements is only a summary and is qualified in its entirety by reference to the complete text of the Master Agreement, the Asset Purchase Agreement, and the form of Share Sale Agreements and Investment Agreements, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
Reasons for the Transactions
Following the receipt of the January 2015 FDA letter regarding the regulatory status of its APPY1 Test, Venaxis began to explore its strategic alternatives, which included continued pursuit of regulatory approval for the APPY1 Test, focusing its resources on the research and development of its APPY2 product candidate or seeking other technologies and opportunities.  After an extensive search, Venaxis began to explore with Strand the possibility of combining the companies and focusing the resources of the combined companies on the Strand products, which are at the commercialization stage.  Strand is in the initial phase of its U.S. commercialization launch with its StrandAdvantage product and desires access to the public trading and financing market that a combination with Venaxis would provide.
Both Venaxis and Strand believe that the combined company could:
•	have resources and management experience to support a more rapid commercialization launch for the Strand products in the U.S. and development of its pipeline of product candidates;
•	provide access to the public U.S. markets to provide financing alternatives to Strand;
•	provide additional public company experience and diagnostic experience to Strand from the Venaxis management team and board of directors; and
•	increase potential to provide shareholder value to the legacy Venaxis and Strand shareholders.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transactions. In connection with the proposed transactions, Venaxis will announce a date for a special meeting of its shareholders to approve the transactions, file a proxy statement with the SEC and then mail a definitive proxy statement to its shareholders in advance of such special meeting. WE URGE INVESTORS TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT VENAXIS, STRAND AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Venaxis on the SEC's website at http://www.sec.gov. Free copies of Venaxis' SEC filings are also available from Venaxis, Inc., 1585 South Perry Street, Castle Rock, Colorado 80104, Attention: Corporate Secretary.
Participants in the Solicitation
Venaxis and its executive officers, directors and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Venaxis' shareholders with respect to the proposed transactions. Information regarding the executive officers and directors of Venaxis is set forth in its definitive proxy statement for its 2015 annual meeting filed with the SEC on July 24, 2015. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed transactions.

Item 9.01.  Financial Statements and Exhibits.
(d)            Exhibits
10.1	Master Agreement, dated January 26, 2016, by and among Strand Life Sciences Private Limited, Strand Genomics, Inc. and Venaxis, Inc.
10.2	Asset Purchase Agreement, dated January 26, 2016, by and between Strand Genomics, Inc., as seller, and Venaxis Sub, Inc., as buyer.
10.3	Form of Share Sale Agreement between Venaxis, Inc. and a Strand Life Sciences Private Limited Shareholder.
10.4	Form of Investment Agreement between Venaxis, Inc. and a Strand Life Sciences Private Limited Shareholder.
10.5	Form of Investment Agreement between Venaxis, Inc. and Biomark Capital Fund IV, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Venaxis, Inc. (Registrant)
January 27, 2016	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Master Agreement, dated January 26, 2016, by and among Strand Life Sciences Private Limited, Strand Genomics, Inc. and Venaxis, Inc.
10.2	Asset Purchase Agreement, dated January 26, 2016, by and between Strand Genomics, Inc., as seller, and Venaxis Sub, Inc., as buyer.
10.3	Form of Share Sale Agreement between Venaxis, Inc. and a Strand Life Sciences Private Limited Shareholder.
10.4	Form of Investment Agreement between Venaxis, Inc. and a Strand Life Sciences Private Limited Shareholder.
10.5	Form of Investment Agreement between Venaxis, Inc. and Biomark Capital Fund IV, L.P.